NEWS RELEASE

FOR IMMEDIATE RELEASE

For Integra Bank Corporation:

Michael T. Vea, Chairman, President and CEO (812) 464-9604

Martin M. Zorn, CFO, EVP-Finance and Risk (812) 461-5794

Gretchen A. Dunn, Shareholder Relations (812) 464-9677

INTEGRA BANK CORPORATION OF EVANSVILLE, IN, COMPLETES ACQUISITION OF PRAIRIE FINANCIAL CORPORATION OF BRIDGEVIEW, IL

EVANSVILLE, INDIANA — April 9, 2007 — Integra Bank Corporation (Nasdaq Global Market: IBNK) today announced the completion of its acquisition of Prairie Financial Corporation (“Prairie”), a privately-held 15 year old community bank with five offices in the Chicago metropolitan area.

Prairie common stockholders will receive merger consideration of $65.26 in cash and 5.914 shares of Integra common stock for each share of Prairie common stock. Based on the closing price for the Integra common stock on April 5, 2007 (the last trading date prior to the closing), the value of the merger consideration was $195.31 for each share of Prairie common stock or approximately $108 million in total, including payments to option holders. This is a taxable transaction to Prairie common stockholders. Prairie’s banking subsidiary, Prairie Bank & Trust Co., merged into Integra’s banking subsidiary, Integra Bank N.A., as part of the transaction.

Integra announced that Brad Stevens, the former Chairman, President and Chief Executive Officer of Prairie, had been appointed President and CEO-Chicago Region of Integra Bank. In addition, Integra reported that it had financed the cash portion of the merger consideration with the proceeds of a $20 million private offering of floating rate trust preferred securities and a $20 million five-year term loan extended as part of a new $35 million credit facility created April 1, 2007.

Integra expects to add two former Prairie directors—Brad Stevens and Arthur Pringle, III—to its board of directors later this month.

Mike Vea, Chairman, President and Chief Executive officer of Integra, stated, “We are very pleased with the strategic acquisition of Prairie and believe this transaction will be a strong driver of growth for us in the coming years.”

Brad Stevens said, “We are very pleased that our stockholders voted in favor of the transaction. While Prairie will no longer be an independent company, we will be able to expand our capabilities and improve service to our customers. Prairie could not be part of a better organization.”

All former Prairie offices will remain open. Prairie Bank accounts will be converted to Integra Bank accounts beginning April 21, 2007. More information for Prairie Bank customers can be found on Integra Bank’s web site, www.integrabank.com.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. After giving effect to the Prairie acquisition, Integra has $3.3 billion in total assets and operates 79 banking centers and 134 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation was ranked in the top 40 of Indiana’s largest publicly held companies in Indiana Business Magazine in 2006. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of April 1, 2007, has IBNK outperforming 94.5% of the companies in the Russell 3000 Index and 94.9% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Integra and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Prairie may not be successfully integrated with Integra’s business, or the process of integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; and (3) operating costs, customer losses and business disruption following the acquisition, including adverse effects on relationships with employees, may be greater than expected. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Integra’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by Integra can be obtained, without charge, by directing a request in writing to Secretary, Integra Bank Corporation, 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47708-0868, or by telephone at (812) 464-9677 or on Integra’s web site at www.integrabank.com.

The foregoing list of factors is not exclusive. Integra does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made except as may be required in its SEC reports.